EXHIBIT 99.1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree that only one statement containing the information required by the Schedule 13D need be filed by each of the undersigned with respect to the ownership by each of the undersigned of shares of stock of Heska Corporation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
Date: September 4, 2009

CMC MASTER FUND, L.P.
By:	/s/ Elizabeth Hammack
	Name:	Elizabeth Hammack
	Title:	Executive Vice President, C.M. Capital Corporation, which is the manager of C.M. Capital Advisors, LLC, which is the sole member of CMC Master Fund Partners, LLC, which is the General Partner of CMC Master Fund, L.P.

CMC MASTER FUND PARTNERS, LLC
By:	/s/ Elizabeth Hammack
	Name:	Elizabeth Hammack
	Title:	Executive Vice President, C.M. Capital Corporation, which is the manager of C.M. Capital Advisors, LLC, which is the sole member of CMC Master Fund Partners, LLC.

C.M. CAPITAL ADVISORS, LLC
By:	/s/ Elizabeth Hammack
	Name:	Elizabeth Hammack
	Title:	Executive Vice President, C.M. Capital Corporation, which is the manager of C.M. Capital Advisors, LLC

C.M. CAPITAL CORPORATION
By:	/s/ Elizabeth Hammack
	Name:	Elizabeth Hammack
	Title:	Executive Vice President